Exhibit 99.1

Contact: Jennifer Cook Williams

Director

Corporate Communications

and Investor Relations

650-266-3200

CELL GENESYS REPORTS FIRST QUARTER FINANCIAL RESULTS

SOUTH SAN FRANCISCO, CA, April 28, 2003-Cell Genesys, Inc. (Nasdaq: CEGE) reported a net loss of $17.4 million, or $0.47 per share, for the quarter ended March 31, 2003. This compares with a net loss of $8.8 million, or $0.25 per share, in the same quarter of 2002. Cell Genesys ended the quarter with approximately $145.5 million in cash, cash equivalents and short-term investments, including restricted cash and investments and in addition, held approximately 8.7 million shares of its former subsidiary, Abgenix, Inc.

Revenues for the quarter ended March 31, 2003 were $1.0 million compared with $4.6 million for the comparable period in 2002, a decrease reflecting the previously announced termination of a collaboration agreement for GVAX® lung cancer vaccine. The company's research and development costs for the quarter were $21.1 million, compared with $16.6 million for the first quarter of 2002, an increase that can be attributed principally to the company's expanding clinical trials and other product development activities in both its GVAX® cancer vaccine and oncolytic virus therapy programs.

"Cell Genesys continues to make good progress across its multiple product development programs, particularly those advancing toward Phase 3 clinical trials, including GVAX® prostate cancer and lung cancer vaccines," stated Stephen A. Sherwin, M.D., chairman and chief executive officer of Cell Genesys. " And we remain committed to managing our financial resources carefully to achieve our mission of developing and commercializing novel biological therapies for patients with cancer."

First Quarter 2003 and Other Recent Highlights:
  Announced the initiation of a multicenter Phase 2 clinical trial of GVAX® lung cancer vaccine for patients with advanced-stage non small-cell lung cancer (NSCLC). This trial, the first of two expanded Phase 2 trials of GVAX® lung cancer vaccine planned for this year, was prompted by encouraging results from a previous Phase 1/2 clinical trial of GVAX® lung cancer vaccine in advanced-stage patients who had failed surgery, radiation and/or chemotherapy. A second expanded Phase 2 trial which will focus on patients with bronchoalveolar carcinoma (BAC), a subtype of NSCLC which may be particularly responsive to GVAX® lung cancer vaccine, will be sponsored by the National Cancer Institute (NCI) and will be initiated within the next few months.
  Announced the initiation of a multicenter Phase 1/2 clinical trial of CG7870, an oncolytic virus therapy for the treatment of early-stage prostate cancer, administered in combination with radiation therapy. This trial, which was prompted by encouraging results from a previous Phase 1/2 clinical trial evaluating CG7870 as a single agent, is designed to evaluate various treatment regimens combining intraprostatically administered CG7870 with external beam radiation therapy.
  Announced the acceptance of two abstracts for presentation at the 2003 American Society of Clinical Oncology (ASCO) Annual Meeting, which will take place in Chicago, IL, May 31 - June 3. The two accepted abstracts pertain to ongoing trials of GVAX® prostate cancer vaccine and GVAX® vaccine for myeloma.
  Announced encouraging updated data from the initial clinical trial of GVAX® lung cancer vaccine, previously updated in September 2000, for the treatment of NSCLC. The paper was featured in an article in the February 15th issue of the Journal of Clinical Oncology, the official journal of the American Society of Clinical Oncology.

Cell Genesys is focused on the development and commercialization of novel biological therapies for patients with cancer. The company is pursuing three cancer product platforms- GVAX® cancer vaccines, oncolytic virus therapies and cancer gene therapies. Clinical trials of GVAX® vaccines are under way in prostate cancer, lung cancer, pancreatic cancer, leukemia and myeloma. Clinical programs of oncolytic virus therapies include CG7870 for prostate cancer. Preclinical studies are in progress for additional GVAX® cancer vaccines, oncolytic virus therapies and cancer gene therapies for multiple types of cancer. Cell Genesys' majority-owned subsidiary, Ceregene, Inc., is focused on gene therapies for neurologic disorders. Cell Genesys also continues to hold an equity interest in its former subsidiary, Abgenix, Inc., an antibody products company. Cell Genesys is headquartered in South San Francisco, CA and has manufacturing operations in San Diego, CA, Hayward, CA and Memphis, TN. For additional information, please visit the company's website at www.cellgenesys.com.

Cell Genesys will host its quarterly conference call to discuss events that occurred during the first quarter of 2003 at 8:30 a.m. PDT on Tuesday, April 29, 2003. Investors may listen to the webcast of the conference call live on Cell Genesys' website. A replay of the webcast will be available for at least 48 hours following the call. Alternatively, investors may listen to a replay of the call by dialing 800-475- 6701 from locations in the U.S. and 320-365-3844 from outside the U.S. The call-in replay will be available for 48 hours following the call. Please refer to access number 681662.

Statements made herein about the company and its subsidiaries, other than statements of historical fact, including statements about the company's progress, results and timing of clinical trials and preclinical programs and the nature of product pipelines are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the success of clinical trials and research and development programs, the regulatory approval process for clinical trials, competitive technologies and products, patents, continuation of corporate partnerships and the need for additional financings. For information about these and other risks which may affect Cell Genesys, please see the company's Annual Report on Form 10-K for the year ended December 31, 2002 dated March 31, 2003 as well as Cell Genesys' reports on Form 10-Q and 8-K and other reports filed from time to time with the Securities and Exchange Commission. The company assumes no obligation to update the forward-looking information in this press release.

[4/28/03]

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CELL GENESYS, INC.
SELECTED FINANCIAL INFORMATION
(Unaudited)

STATEMENT OF OPERATIONS DATA
(in thousands except per share data)

                                                 Three Months Ended March 31,
                                                 --------------------------
                                                       2003          2002
                                                 ------------  ------------
Revenue under collaborative agreements......... $      1,038  $      4,595

Operating expenses:
  Research and development.....................       21,058        16,563
  General and administrative ..................        5,041         3,658
                                                 ------------  ------------
Total operating expenses.......................       26,099        20,221

Interest and other income......................        1,931         2,417
Interest expense...............................         (299)         (409)
                                                 ------------  ------------
Loss before minority interest and income taxe        (23,429)      (13,618)
Loss attributed to minority interest...........           --           271
                                                 ------------  ------------
Loss before income taxes.......................      (23,429)      (13,347)
Benefit for income taxes.......................        6,054         4,529
                                                 ------------  ------------
Net loss....................................... $    (17,375) $     (8,818)
                                                 ============  ============

Basic and diluted net loss per common share.... $      (0.47) $      (0.25)
                                                 ============  ============
Weighted average shares of common stock
     outstanding - basic and diluted...........       36,926        35,625
                                                 ============  ============

BALANCE SHEET DATA
(in thousands)

                                                    March 31, 2003   December 31, 2002
                                                    --------------   -----------------
Cash, cash equivalents and short-term investments,
   including restricted cash and investments........ $    145,532      $    166,905
Receivable from TKT.................................           --            15,000
Investment in Abgenix common stock..................       75,640            64,076
Other current assets................................       16,213             1,340
Property and equipment, net.........................      167,858           157,215
Other assets........................................        1,291             1,312
                                                      ------------      ------------
Total assets........................................ $    406,534      $    405,848
                                                      ============      ============

Current liabilities................................. $     70,220      $     68,373
Long-term obligations...............................      107,830            98,695
Series B preferred stock............................        7,632             7,632
Stockholders' equity................................      220,852           231,148
                                                      ------------      ------------
Total liabilities and stockholders' equity.......... $    406,534      $    405,848
                                                      ============      ============